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                                                                    EXHIBIT 23.3

                        ADVISORY CAPITAL PARTNERS, INC.
                         176 Federal Street, 5th Floor
                          Boston, Massachusetts 02110
                    Tel: (617) 261-7682  Fax: (617) 261-1529


                                                    December 14, 1995


Chemex Pharmaceuticals, Inc.
One Executive Drive
Fort Lee, New Jersey 07024

Attention: Herbert H. McDade, Jr.
          Chairman of the Board and Chief Executive Officer

                                  Re: CONSENT

     We consent to the inclusion in this Registration Statement on Form S-4 of Chemex Pharmaceuticals, Inc. of our opinion addressed to the Board of Directors of Chemex Pharmaceuticals, Inc. We also consent to the description of and reference to our firm and such opinion under the caption "Opinion of Financial Advisor."

                                          Sincerely yours,

                                          ADVISORY CAPITAL PARTNERS, INC.

                                          By: /s/  FRANK W. HAYDU III

                                            ------------------------------------
                                            Frank W. Haydu III
                                            Managing Director

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